Exhibit 99.1
News Release

Drilling Tools International Corp. Reports 2024 First Quarter Results

Company Reaffirms 2024 Outlook

HOUSTON — May 9, 2024 — Drilling Tools International Corp., (NASDAQ: DTI) (“DTI” or the “Company”), a global oilfield services company that designs, engineers, manufactures and provides a differentiated, rental-focused offering of tools for use in onshore and offshore horizontal and directional drilling operations, as well as other cutting-edge solutions across the well life cycle, today reported 2024 first quarter results and reaffirmed its 2024 full year outlook.

DTI generated total consolidated revenue of $37 million in the first quarter of 2024.  First quarter Tool Rental net revenue was approximately $30 million and Product Sales net revenue totaled $7 million. First quarter operating expenses were $31.8 million and operating income was $5.1 million. Net Income and Adjusted Net Income(1) for the first quarter were $3.1 million and $3.8 million, respectively. First quarter Adjusted EBITDA(1) was $10.9 million and Adjusted Free Cash Flow(1)(2) was $4.7 million. As of March 31, 2024, DTI had approximately $14 million of cash and cash equivalents, net debt of $11 million, and an undrawn $80 million ABL Credit Facility.

Wayne Prejean, CEO of DTI, stated, “We are pleased to report first quarter results that were in line with our expectations despite the current competitive and flat rig count environment. Highlights for the first quarter included entering into a definitive agreement to acquire Superior Drilling Products, Inc. (NYSE American: SDPI) (“SDP”); the closing of our Deep Casing Tools acquisition; and boosting our balance sheet by securing a new $25 million Term Loan, which was fully drawn as of March 31, 2024, and amending and extending our ABL Credit Facility. We are very excited about our growth opportunities organically and through acquisitions, both domestically and internationally, throughout 2024 and into 2025.”

Prejean added, “We are reaffirming our full-year 2024 outlook. As we disclosed in our 2023 year-end earnings release, our current 2024 outlook includes our recent Deep Casing Tools acquisition’s estimated impact on 2024 results but does not include any contributions from the pending acquisition of Superior Drilling Products. We will update 2024 guidance to include SDP once we close the transaction.”

 2024 Full Year Outlook

Revenue	$170 million	-	$185 million
Adjusted Net Income(1)	$15.6 million	-	$21.9 million
Adjusted EBITDA(1)	$50 million	-	$58.5 million
Adjusted EBITDA Margin(1)	29%	-	32%
Adjusted Free Cash Flow(1)(2)	$20 million	-	$25.5 million

(1)
Adjusted Net Income, Adjusted EBITDA, Adjusted EBITDA Margin, and Adjusted Free Cash Flow are non-GAAP financial measures. See “Non-GAAP Financial Measures” at the end of this release for a discussion of reconciliations to the most directly comparable financial measures calculated and presented in accordance with U.S. generally accepted accounting principles (“GAAP”).

(2)	Adjusted Free Cash Flow defined as Adjusted EBITDA less Gross Capital Expenditures.

2024 First Quarter Conference Call Information

DTI's first quarter conference call can be accessed live via dial-in or webcast on Friday, May 10, 2024 at 11:00 a.m. Eastern Time (10:00 a.m. Central Time) by dialing 1- 201-389-0869 and asking for the DTI call at least 10 minutes prior to the start time, or via live webcast by logging onto the webcast at this URL address: https://investors.drillingtools.com/news-events/events. An audio replay will be available through May 17 by dialing 1-201-612-7415 and using passcode 13745745#.  Also, an archive of the webcast will be available shortly after the call at https://investors.drillingtools.com/news-events/events for 90 days. Please submit any questions for management prior to the call via email to DTI@dennardlascar.com.

About Drilling Tools International Corp.

DTI is a Houston, Texas based leading oilfield services company that manufactures and rents downhole drilling tools used in horizontal and directional drilling of oil and natural gas wells. With roots dating back to 1984, DTI now operates from 16 service and support centers across North America and maintains 7 international service and support centers across Europe and the Middle East. To learn more about DTI, please visit: www.drillingtools.com.

Contact:
DTI Investor Relations
Ken Dennard / Rick Black
InvestorRelations@drillingtools.com

Forward-Looking Statements

This press release may include, and oral statements made from time to time by representatives of the Company may include, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements regarding the business combination and the financing thereof, and related matters, as well as all other statements other than statements of historical fact included in this press release are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward looking. These forward-looking statements include, but are not limited to, statements regarding DTI and its management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward looking statements in this press release may include, for example, statements about: (1) the demand for DTI’s products and services, which is influenced by the general level activity in the oil and gas industry; (2) DTI’s ability to retain its customers, particularly those that contribute to a large portion of its revenue; (3) DTI’s ability to remain the sole North American distributor of the Drill-N-Ream; (4) DTI’s ability to employ and retain a sufficient number of skilled and qualified workers, including its key personnel; (5) DTI’s ability to source tools and raw materials at a reasonable cost; (6) DTI’s ability to market its services in a competitive industry; (7) DTI’s ability to execute, integrate and realize the benefits of acquisitions, and manage the resulting growth of its business; (8) potential liability for claims arising from damage or harm caused by the operation of DTI’s tools, or otherwise arising from the dangerous activities that are inherent in the oil and gas industry; (9) DTI’s ability to obtain additional capital; (10) potential political, regulatory, economic and social disruptions in the countries in which DTI conducts business, including changes in tax laws or tax rates; (11) DTI’s dependence on its information technology systems, in particular Customer Order Management Portal and Support System, for the efficient operation of DTI’s business; (12) DTI’s ability to comply with applicable laws, regulations and rules, including those related to the environment, greenhouse gases and climate change; (13) DTI’s ability to maintain an effective system of disclosure controls and internal control over financial reporting; (14) the potential for volatility in the market price of DTI’s common stock; (15) the impact of increased legal, accounting, administrative and other costs incurred as a public company, including the impact of possible shareholder litigation; (16) the potential for issuance of additional shares of DTI’s common stock or other equity securities; (17) DTI’s ability to maintain the listing of its common stock on Nasdaq; and (18) other risks and uncertainties separately provided to you and indicated from time to time described in filings and potential filings by DTI with the Securities and Exchange Commission (the “SEC”). You should carefully consider the risks and uncertainties described in the definitive proxy statement/prospectus/consent solicitation statement with the SEC by the Company on May 12, 2023 (the “Proxy Statement”), and the information presented in DTI’s annual report on Form 10-K filed March 29, 2024 (the “10-K”). Such forward-looking statements are based on the beliefs of management of DTI, as well as assumptions made by, and information currently available to DTI’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Proxy Statement or the 10-K. All subsequent written or oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of each of DTI, including those set forth in the Risk Factors section of the Proxy Statement and described in the 10-K. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Tables to Follow

Drilling Tools International Corp.
Consolidated Statement of Operations and Comprehensive Income
(In thousands of U.S. dollars and rounded)
(Unaudited)

	Three Months Ended March 31,
	2024	2023
Revenue, net:
Tool rental	$29,966	$32,276
Product sale	7,008	8,523
Total revenue, net	36,974	40,799
Operating costs and expenses:
Cost of tool rental revenue	7,001	8,137
Cost of product sale revenue	1,536	1,303
Selling, general, and administrative expense	17,942	18,423
Depreciation and amortization expense	5,365	5,015
Total operating costs and expenses	31,844	32,878
Income (loss) from operations	5,130	7,921
Other expense, net:
Interest expense, net	(182)	(573)
Gain (loss) on sale of property	—	69
Loss on asset disposal	(9)	—
Unrealized gain (loss) on equity securities	249	(33)
Other income (expense), net	(1,125)	40
Total other expense, net	(1,067)	(497)
Income before income tax expense	4,063	7,424
Income tax expense	(937)	(1,723)
Net income	$3,126	$5,701
Accumulated dividends on redeemable convertible preferred stock	—	314
Net income available to common shareholders	$3,126	$5,387
Basic earnings per share	$0.11	$0.45
Diluted earnings per share	$0.11	$0.29
Basic weighted-average common shares outstanding*	29,768,568	11,951,137
Diluted weighted-average common shares outstanding*	29,768,568	19,677,507
Comprehensive income:
Net income	$3,126	$5,701
Foreign currency translation adjustment, net of tax	(511)	—
Net comprehensive income	$2,615	$5,701

*	Shares of legacy redeemable convertible preferred stock and legacy common stock have been retroactively restated to give effect to the Merger.

Drilling Tools International Corp.
Consolidated Balance Sheets
(In thousands of U.S. dollars and rounded)
(Unaudited)

	March 31,	December 31,
	2024	2023
ASSETS
Current assets
Cash	$14,050	$6,003
Accounts receivable, net	35,730	29,929
Inventories, net	11,441	5,034
Prepaid expenses and other current assets	3,231	4,553
Investments - equity securities, at fair value	1,137	888
Total current assets	65,589	46,408
Property, plant and equipment, net	70,596	65,800
Operating lease right-of-use asset	18,296	18,786
Goodwill	2,556	—
Intangible assets, net	8,058	216
Deferred financing costs, net	864	409
Deposits and other long-term assets	992	879
Total assets	$166,951	$132,498
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Accounts payable	$16,736	$7,751
Accrued expenses and other current liabilities	8,442	10,579
Current portion of operating lease liabilities	3,965	3,958
Current maturities of long-term debt	5,000	—
Total current liabilities	34,143	22,289
Operating lease liabilities, less current portion	14,402	14,893
Long-term debt	20,000	—
Deferred tax liabilities, net	6,893	6,627
Total liabilities	75,438	43,809
Commitments and contingencies (See Note 14)
Shareholders' equity
Common stock, $0.0001 par value, shares authorized 500,000,000 as of March 31, 2024 and December 31, 2023, 29,768,568 issued and outsanding as of March 31, 2024 and December 31, 2023	3	3
Additional paid-in-capital	95,426	95,218
Accumulated deficit	(3,180)	(6,306)
Accumulated other comprehensive loss	(736)	(225)
Total shareholders' equity	91,513	88,690
Total liabilities and shareholders' equity	$166,951	$132,498

*	Shares of legacy redeemable convertible preferred stock and legacy common stock have been retroactively restated to give effect to the Merger.

Drilling Tools International Corp.
Consolidated Statement of Cash Flows
(In thousands of U.S. dollars and rounded)
(Unaudited)

	Three Months Ended March 31,
	2024	2023
Cash flows from operating activities:
Net income	$3,126	$5,701
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	5,365	5,015
Amortization of deferred financing costs	56	19
Non-cash lease expense	1,111	1,140
Provision for excess and obsolete inventory	—	17
Provision for excess and obsolete property and equipment	66	117
Bad debt expense	(135)	334
Deferred tax expense	266	1,116
Loss (gain) on sale of property	—	(69)
Loss on asset disposal	9	—
Unrealized loss (gain) on equity securities	(249)	33
Unrealized loss (gain) on interest rate swap	—	105
Gross profit from sale of lost-in-hole equipment	(2,799)	(4,535)
Stock-based compensation expense	208	0
Changes in operating assets and liabilities:
Accounts receivable, net	(1,839)	(1,675)
Prepaid expenses and other current assets	1,723	713
Inventories, net	2,836	116
Operating lease liabilities	(1,067)	(1,086)
Accounts payable	(2,848)	3,208
Accrued expenses and other current liabilities	(2,517)	(3,180)
Net cash flows from operating activities	3,312	7,089
Cash flows from investing activities:
Acquisition of a business, net of cash aquired	(18,261)	—
Proceeds from sale of property and equipment	—	80
Purchase of property, plant and equipment	(6,228)	(7,067)
Proceeds from sale of lost-in-hole equipment	4,904	5,819
Net cash from investing activities	(19,585)	(1,168)
Cash flows from financing activities:
Payment of deferred financing costs	(389)	—
Proceeds from revolving line of credit	—	34043
Payments on revolving line of credit	—	(41,496)
Proceeds from Term Loan	25,000	—
Net cash from financing activities	24,611	(7,453)
Effect of Changes in Foreign Exchange Rate	(291)	—
Net Change in Cash	8,047	(1,532)
Cash at Beginning of Period	6,003	2,352
Cash at End of Period	$14,050	$820
Supplemental cash flow information:
Cash paid for interest	$58	$444
Cash paid for income taxes	$153	$—
Non-cash investing and financing activities:
ROU assets obtained in exchange for lease liabilities	$314	$1,360
Fair value of CTG liabilities assumed in CTG Acquisition	$2,636
Purchases of inventory included in accounts payable and accrued expenses and other current liabilities	$5,018	$1,575
Purchases of property and equipment included in accounts payable and accrued expenses and other current liabilities	$4,482	$4,369
Undeclared Dividends	$—	$314
Non-cash directors and officers insurance	$327	$—
Deferred financing fees included in accounts payable	$122	$—

 Non-GAAP Financial Measures

This release includes Adjusted EBITDA, Adjusted Free Cash Flow and Adjusted Net Income measures. Each of the metrics are “non-GAAP financial measures” as defined in Regulation G of the Securities Exchange Act of 1934.

Adjusted EBITDA is a supplemental non-GAAP financial measure that is used by management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies. Adjusted EBITDA is not a measure of net earnings or cash flows as determined by GAAP. We define Adjusted EBITDA as net earnings (loss) before interest, taxes, depreciation and amortization, further adjusted for (i) goodwill and/or long-lived asset impairment charges, (ii) stock-based compensation expense, (iii) restructuring charges, (iv) transaction and integration costs related to acquisitions and (v) other expenses or charges to exclude certain items that we believe are not reflective of ongoing performance of our business.

We believe Adjusted EBITDA is useful because it allows us to supplement the GAAP measures in order to more effectively evaluate our operating performance and compare the results of our operations from period to period without regard to our financing methods or capital structure. We exclude the items listed above in arriving at Adjusted EBITDA because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net income as determined in accordance with GAAP, or as an indicator of our operating performance or liquidity. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDA. Our computations of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.

Adjusted Free Cash Flow is a supplemental non-GAAP financial measure, and we define Adjusted Free Cash Flow as Adjusted EBITDA less Gross Capital Expenditures. We use Adjusted Free Cash Flow as a financial performance measure used for planning, forecasting, and evaluating our performance. We believe that Adjusted Free Cash Flow is useful to enable investors and others to perform comparisons of current and historical performance of the Company. As a performance measure, rather than a liquidity measure, the most closely comparable GAAP measure is net income (loss).

We define Adjusted Net Income (Loss) as consolidated net income (loss) adjusted for (i) goodwill and/or long-lived asset impairment charges, (ii) restructuring charges, (iii) transaction and integration costs related to acquisitions and (iv) other expenses or charges to exclude certain items that we believe are not reflective of the ongoing performance of our business. We believe Adjusted Net Income (Loss) is useful because it allows us to exclude non-recurring items in evaluating our operating performance.

We define Adjusted Diluted Earnings (Loss) per share as the quotient of adjusted net income (loss) and diluted weighted average common shares. We believe that Adjusted Diluted Earnings (Loss) per share provides useful information to investors because it allows us to exclude non-recurring items in evaluating our operating performance on a diluted per share basis.

The following tables present a reconciliation of the non-GAAP financial measures of Adjusted EBITDA, Adjusted Free Cash Flow and Adjusted Net Income to the most directly comparable GAAP financial measures for the periods indicated:

  Drilling Tools International Corp.
Reconcilation of GAAP to Non-GAAP Measures (Unaudited)
(In thousands of U.S. dollars and rounded)

	Three Months Ended March 31,
	2024	2023
Net income (loss)	$3,126	$5,701
Add (deduct):
Income tax expense	937	1,723
Depreciation and amortization	5,365	5,015
Interest expense, net	182	573
Stock option expense	208	—
Management fees	188	216
Loss (gain) on sale of property	—	(69)
Loss on asset disposal	9	—
Unrealized (gain) loss on equity securities	(249)	33
Transaction expense	889	1,694
Other expense, net	236	(40)
Adjusted EBITDA	$10,891	$14,846

Drilling Tools International Corp.
Reconcilation of GAAP to Non-GAAP Measures (Unaudited)
(In thousands of U.S. dollars and rounded)

	Three Months Ended March 31,
	2024	2023
Net income (loss)	$3,126	$5,701
Add (deduct):
Income tax expense	937	1,723
Depreciation and amortization	5,365	5,015
Interest expense, net	182	573
Stock option expense	208	—
Management fees	188	216
Loss (gain) on sale of property	—	(69)
Loss on asset disposal	9	—
Unrealized (gain) loss on equity securities	(249)	33
Transaction expense	889	1,694
Other expense, net	236	(40)
Gross capital expenditures	(6,228)	(7,067)
Adjusted Free Cash Flow	$4,664	$7,779

Drilling Tools International Corp.
Reconcilation of GAAP to Non-GAAP Measures (Unaudited)
(In thousands of U.S. dollars and rounded)

	Three Months Ended March 31,
	2024	2023
Net income (loss)	$3,126	$5,701
Transaction expense	889	1,694
Income tax expense	937	1,723
Adjusted Income Before Tax	$4,952	$9,118
Adjusted Income tax expense	1,142	2,116
Adjusted Net Income	$3,810	$7,002
Accumulated dividends on redeemable convertible preferred stock	—	314
Adjusted Net income available to common shareholders	$3,810	$6,688
Adjusted Basic earnings per share	0.13	0.56
Adjusted Diluted earnings per share	0.13	0.36
Basic weighted-average common shares outstanding*	29,768,568	11,951,137
Basic weighted-average common shares outstanding*	29,768,568	19,677,507

Drilling Tools International Corp.
Reconciliation of Estimated Consolidated Net Income to Adjusted EBITDA
(In thousands of U.S. dollars and rounded)
(Unaudited)

	Twelve Months Ended December 31, 2024
	Low	High
Net Income	$15,000	$21,000
Add (deduct)
Interest expense, net	2,000	2,300
Income tax expense	5,500	6,000
Depreciation and amortization	22,000	22,500
Management fees	600	1,000
Other expense	2,000	2,200
Stock option expense	2,100	2,300
Transaction expense	800	1,200
Adjusted EBITDA	$50,000	$58,500
Revenue	170,000	185,000
Adjusted EBITDA Margin	29%	32%

Drilling Tools International Corp.
Reconciliation of Estimated Consolidated Net Income to Adjusted Free Cash Flow
(In thousands of U.S. dollars and rounded)
(Unaudited)

	Twelve Months Ended December 31, 2024
	Low	High
Net Income	$15,000	$21,000
Add (deduct)
Interest expense, net	2,000	2,300
Income tax expense	5,500	6,000
Depreciation and amortization	22,000	22,500
Management fees	600	1,000
Other expense	2,000	2,200
Stock option expense	2,100	2,300
Transaction expense	800	1,200
Gross capital expenditures	(30,000)	(33,000)
Adjusted Free Cash Flow	$20,000	$25,500

Drilling Tools International Corp.
Reconciliation of Estimated Consolidated Net Income to Adjusted Net Income
(In thousands of U.S. dollars and rounded)
(Unaudited)

	Twelve Months Ended December 31, 2024
	Low	High
Net income (loss)	$15,000	$21,000
Transaction expense	$800	$1,200
Income tax expense	5,500	6,000
Adjusted Income Before Tax	$21,300	$28,200
Adjusted Income tax expense	5,700	6,300
Adjusted Net Income	$15,600	$21,900